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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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724 Solutions Inc.
(Name of Registrant as Specified In Its Charter)
Not Applicable
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COMPANY CONTACT
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Sets August 8, 2006 as the Date for
Securityholder Meeting in Connection with Plan of Arrangement

Santa Barbara, CA (July 17, 2006) — 724 Solutions Inc. (TSX: SVN; Pink Sheets: SVNX) announced today that it will hold its annual and special meeting on August 8, 2006. The meeting will be held at 9:00 a.m. (Pacific Daylight Time) at the Fess Parker's Double Tree Resort at 633 East Cabrillo Boulevard, Santa Barbara, California.

At the meeting, holders of common shares and the holders of options exercisable for common shares having an exercise price of less than US$3.34 per share will consider a special resolution approving a plan of arrangement pursuant to an arrangement agreement with Austin Ventures VIII, L.P. and its affiliated entity, 724 Holdings, Inc., by which 724 Holdings, Inc. would acquire all the outstanding common shares of 724 Solutions not owned by Austin Ventures and John J. Sims, the Chief Executive Officer of 724 Solutions. Under the arrangement, shareholders would receive US $3.34 per common share and holders of options having an exercise price of less than US$3.34 per common share would receive cash consideration in an amount per share equal to the difference between US$3.34 and the exercise price, and all outstanding options will be cancelled. 724 Solutions shareholders will also vote on other resolutions required to complete the transaction, and the annual business of the Company, at the meeting.

The transaction, announced by 724 Solutions and Austin Ventures on April 7, 2006, is proposed to proceed by way of a court-approved plan of arrangement under the Business Corporations Act (Ontario) and is subject to securityholder and final court approvals. The hearing seeking final court approval is currently scheduled for August 14, 2006.

The 724 Solutions Board of Directors approved the arrangement agreement following the report and favorable recommendation of its Special Committee of directors independent of management of 724 Solutions and independent of Austin Ventures who reviewed and considered the arrangement. In doing so, the Board determined that the arrangement is in the best interests of 724 Solutions and its shareholders, and authorized the submission of the arrangement to holders of 724 Solutions common shares for their approval as required under applicable law. In reaching its recommendation, the Special Committee received a fairness opinion from its financial advisor Thomas Weisel Partners LLC, and a valuation report from its independent valuator, Paradigm Capital Inc. Copies of the fairness opinion and valuation report, the factors considered by the Special Committee and the Board and other relevant information are included in the Management Information Circular and Proxy Statement that was mailed today to the Company's securityholders and filed today in definitive form with the U.S. Securities and Exchange Commission and Canadian Securities Administrators.

"The vote at the meeting is very important. The Special Committee of the Board of Directors hopes that all 724 Solutions shareholders and holders of in-the-money options will participate, in person or by proxy, in voting at the meeting," said Ian Giffen, Chairman of the Special Committee and Chairman of 724 Solutions.

724 Solutions has appointed Georgeson Shareholder Communications Canada Inc., as proxy solicitation agents for the annual and special meeting. Georgeson will be contacting shareholders and will be available to respond to shareholder inquiries.

About 724 Solutions

724 Solutions Inc. (TSX: SVN; Pink Sheets: SVNX) delivers reliable, scalable technology and solutions that allow mobile network operators and virtual network operators to rapidly deploy flexible and open next generation IP-based network and data services. The company's solutions enable the Unwired Lifestyle™, 724's vision of how people will use mobile data services to enhance and enrich their professional and private lives with services relevant to their specific needs, with user communities preserved across generations of technology and with data services as reliable as voice. 724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California. For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains statements of a forward-looking nature. These statements are made under the "safe harbor" provisions of Canadian provincial securities laws. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses and individuals will obtain from these services and products, future demand for these services and products, our plans and prospects, the future ownership of the Company and the Company's plan to complete the arrangement. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results and events to differ materially from those projected or anticipated, including the risk and possibility that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk that the proposed going-private transaction will not be approved by the requisite vote at the annual and special meeting or by the court, and the risk that any failure by 724 Solutions to complete its proposed going-private transaction will further reduce the liquidity of its common shares. Additional information about these and other risks can be found in 724 Solutions' filings with the U.S. Securities and Exchange Commission and with the Canadian Securities Administrators, including in the sections "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of its annual report on Form 10-K and its quarterly reports on Form 10-Q. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

Other Disclosure Documents

724 Solutions has filed a Management Information Circular and Proxy Statement in definitive form and other documents with the U.S. Securities and Exchange Commission (the "SEC") and with the Canadian Securities Administrators regarding the Arrangement Agreement. These documents contain important information about the transaction, and 724 Solutions urges you to read these documents. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and you may obtain copies of all documents filed with the Canadian Securities Administrators regarding this transaction, free of charge, at www.sedar.com.

724 Solutions and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed arrangement. A description of the interests of certain of 724 Solutions' directors and executive officers in the Company is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed arrangement, and a description of their direct and indirect interests in the proposed arrangement, as well as the interests of the Company's executive officers and directors, are set forth in the Management Information Circular and Proxy Statement.

[The Following Page Has Been Added to the Website of 724 Solutions Inc. (www.724.com)]

Annual and Special Meeting, Proposed Plan of Arrangement with an Affiliate of Austin Ventures and Related Matters

The Company has entered into a definitive arrangement agreement with Austin Ventures VIII, L.P. and an affiliate thereof, 724 Holdings, Inc. ("724 Holdings"), by which 724 Holdings would acquire all the outstanding common shares of the Company not owned by Austin Ventures and Mr. John J. Sims, our Chief Executive Officer, for cash consideration of US$3.34 per common share (the "Arrangement Agreement"). The transaction is proposed to be carried out by way of a court-approved plan of arrangement.

The transactions contemplated by the Arrangement Agreement are subject to approval by the Company's securityholders. The Company has obtained an interim order from the Ontario Superior Court of Justice authorizing the Company to hold its annual general and special meeting at 9:00 am (Pacific Daylight Time) on August 8, 2006 in Santa Barbara, California. If the transactions contemplated by the Arrangement Agreement are approved at the meeting, the Company will return to seek final approval court for final approval, which application is currently scheduled to be heard on August 14, 2006.

Documents mailed to common shareholders, on or about July 17, 2006, including the Company's Management Information Circular and Proxy Statement, are reproduced in electronic form below. You may also obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and you may obtain copies of all documents filed with the Canadian Securities Administrators regarding this transaction, free of charge, at www.sedar.com. These documents contain important information about the proposed arrangement, and the Company urges you to read them.

The Company and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed arrangement. A description of the interests of certain of the Company's directors and executive officers in the Company is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed arrangement, and a description of their direct and indirect interests in the proposed arrangement, as well as the interests of the Company's executive officers and directors, are set forth in the Management Information Circular and Proxy Statement.

For the reasons set forth in the Management Information Circular and Proxy Statement, the board of directors unanimously recommends that securityholders vote FOR all resolutions to be submitted at the annual general and special meeting.

Click to view the Notice and Circular (PDF), 2005 Annual Report (PDF).

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724 Solutions Sets August 8, 2006 as the Date for Securityholder Meeting in Connection with Plan of Arrangement